Groupon Announces Dusan Senkypl as Permanent CEO

Chicago, May 7, 2024 – Groupon, Inc. (NASDAQ: GRPN) announced today that interim Chief Executive Officer Dusan Senkypl was named permanent CEO.

Mr. Senkypl, an entrepreneur based in the Czech Republic with a track record of building successful internet products and creating shareholder value, has served as the company’s Interim CEO since March 2023 and as a member of the Groupon Board of Directors since June 2022. Mr. Senkypl is a Co-Founder and Partner of Pale Fire Capital, Groupon’s largest shareholder. In March 2023, Mr. Senkypl stepped down from his day-to-day responsibilities as CEO of Pale Fire Capital to lead Groupon’s transformation.

“I am honored to have the Board’s confidence to continue in the role as CEO. I see a massive opportunity for Groupon to become the ultimate destination for local experiences and services. If you want my motivation for taking this role - the work is not done. My aim is to bring Groupon to a sustainable growth trajectory and build a motivated performance driven management team that can push Groupon to new levels,” Mr Senkypl commented, “A year ago, our business was declining. Fast forward to our recently updated first quarter outlook, we can see that our topline is stabilizing and we have four quarters in a row of positive Adjusted EBITDA. Our business is back on its feet, but not yet firing on all cylinders. Momentum is in the right direction and I am confident we can restart the engines of growth and realize the potential we all see for our business.”

Theodore Leonsis, Chairman of the Board said, “The Board is very pleased to be able to appoint Dusan as permanent CEO. Dusan has done an excellent job as interim CEO and we look forward to working with him as he continues to execute on our mission to become the ultimate destination for local experiences and services.”

About Groupon
Groupon (www.groupon.com) (NASDAQ: GRPN) is a trusted local marketplace where consumers go to buy services and experiences that make life more interesting and deliver boundless value. To find out more about Groupon, please visit https://investor.groupon.com/

Forward Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), including statements regarding the Company’s future results of operations and financial position, business strategy and plans and the Company’s objectives for future operations and future liquidity. The words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue” and other similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on current expectations and projections about future events and financial trends that we believe may affect the Company’s financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause the Company actual results to differ materially from those expressed or implied in the Company’s forward-looking statements. Such risks and uncertainties include, but are not limited to, the Company’s ability to execute and achieve the expected benefits of the Company’s go-forward strategy; execution of the Company’s business and marketing strategies; volatility in the Company’s operating results; challenges arising from the Company’s international operations, including fluctuations in currency exchange rates, legal and regulatory developments in the jurisdictions in which the Company operates and geopolitical instability resulting from the conflicts in Ukraine and the Middle East; global economic uncertainty, including as a result of inflationary pressures; retaining and adding high quality merchants and third-party business partners; retaining existing customers and adding new customers; competing successfully in the Company’s industry; providing a strong mobile experience for the Company’s customers; managing refund risks; retaining and attracting members of the Company’s executive and management teams and other qualified employees and personnel; customer and merchant fraud; payment-related risks; the Company’s reliance on email, Internet search engines and mobile application marketplaces to drive traffic to the Company’s marketplace; cybersecurity breaches; maintaining and improving the Company’s information technology infrastructure; reliance on cloud-based computing platforms; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; managing inventory and order fulfillment risks; claims related to product and service offerings; protecting the Company’s intellectual property; maintaining a strong brand; the impact of future and pending litigation; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR, CPRA and other privacy-related laws and regulations of the Internet and e-commerce; classification of the Company’s independent contractors, agency workers, or employees; the Company’s ability to remediate the Company’s material weakness over internal control over financial reporting; risks relating to information or content published or made available on the Company’s websites or service offerings we make available; exposure to greater than anticipated tax liabilities; adoption of tax laws; the Company’s ability to use the Company’s tax attributes; impacts if we become subject to the Bank Secrecy Act or other anti-money laundering or money transmission laws or regulations; the Company’s ability to raise capital if necessary; risks related to the Company’s access to capital and outstanding indebtedness, including the Company’s 1.125% Convertible Senior Notes due 2026 (the “2026 Notes”); the Company’s Common Stock, including volatility in the Company’s stock price; the Company’s ability to realize the anticipated benefits from the capped call transactions relating to the Company’s Convertible Notes; and those risks and other factors discussed in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year-ended December 31, 2023, as well as in our condensed consolidated financial statements, related notes, and the other financial information appearing elsewhere in this report and our other filings with the Securities and Exchange Commission (the “SEC”). Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to publicly update any forward-looking statements for any reason after the date of this report to conform these statements to actual results or to future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

As used herein, “Groupon,” “the Company,” “we,” “our,” “us” and similar terms include Groupon, Inc. and its subsidiaries, unless the context indicates otherwise.

Contacts
Investor Relations:
ir@groupon.com
Media Relations Contact:
press@groupon.com